UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 30, 2002

                                ZENASCENT, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


      Delaware                  333-89941                       65-0648808
--------------------     -------------------------     -------------------------
     (State of                (Commission File                 (IRS Employer
   Incorporation)                 Number)                   Identification No.)


                                1 Montauk Highway
                              Southampton, NY 11968
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (631) 726-2700
               ---------------------------------------------------
              (Registrant's telephone number, including area code)



               10 West 33rd Street, Suite 705, New York, NY 10001
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On April 30, 2002, Zenascent, Inc. (the "Registrant," "we" or "our") completed the previously announced reverse merger (the "Merger") between Zenascent Newco Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Cedric Kushner Boxing, Inc., a privately-held Delaware corporation ("CKB"). The Merger was consummated under Delaware law and pursuant to an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 21, 2002, by and among the Registrant, Merger Sub, CKB, Cedric Kushner Promotions, Ltd., a New York corporation ("CKP"), Cedric Kushner and James DiLorenzo. We previously filed the Merger Agreement as an exhibit to our Current Report on Form 8-K/A, which was filed with the U.S. Securities and Exchange Commission (the "Commission") on February 27, 2002.

         At the closing of the Merger, Merger Sub merged with and into CKB, wherein Merger Sub ceased to exist and CKB, as the surviving corporation of the Merger, became a wholly-owned subsidiary of the Registrant. Pursuant to the Merger Agreement, at the closing: (i) Messrs. Kushner and DiLorenzo were issued 399,751.37 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Stock"); (ii) Livingston Investments, LLC, a Florida limited liability company ("Livingston") and James DiLorenzo were issued 27,922.10 shares of Series C Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Series C Stock" and, together with the Series B Stock, the "Preferred Stock"); and (iii) Livingston was issued a warrant (the "Livingston Warrant") to acquire 1,000,000 shares of our Common Stock, par value $0.01 per share (the "Common Stock"). Except as contemplated by the Merger, prior to the Merger the stockholders of CKB had no material relationship with the Registrant or its affiliates. The merger consideration was determined by arm's length negotiations between the Registrant and the CKB stockholders.

         Among the conditions to the consummation of the Merger which were satisfied prior to the closing of the Merger were: (i) the making of a loan by the Registrant to CKP in the amount of $1,120,000, for a period of one-year and at an annual interest rate of ten percent, and (ii) the consummation of the merger of a wholly-owned subsidiary of CKB with and into Big Content, Inc., a Delaware corporation ("Big Content"). The satisfaction of these conditions is discussed in more detail under the headings "Certain Financings" and "Merger with Big Content, Inc." under Item 2 of this Current Report on Form 8-K (this "Current Report").

         Our authorized capital stock currently consists of 20,000,000 shares of common stock (all classes) par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, with the preferred stock containing such rights, designations and preferences as our board of directors may, from time to time, determine. Immediately prior to the Merger, there were 17,522,980 shares of the Common Stock outstanding on a fully-diluted basis (including shares of our Common Stock issuable upon the exercise of all outstanding options and warrants to purchase Common Stock, shares of Common Stock issuable upon the conversion of all convertible promissory notes, and shares of Common Stock issuable upon the conversion of the currently outstanding Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Stock")). All of the outstanding shares of the Series B Stock and 50% of the outstanding shares of the Series C Stock, are, by their terms, convertible at any time into Common Stock (with the remainder of such shares of Series C Stock being convertible into

Common Stock on or after April 29, 2005). The Livingston Warrant is, by its terms, exercisable at any time for Common Stock. However, each of the holders of the Preferred Stock and the Livingston Warrant have entered into separate letter agreements with the Registrant pursuant to which they agreed that they would not convert their Preferred Stock into Common Stock, or exercise the Livingston Warrant, as applicable, until such time as our certificate of incorporation is duly amended to provide for the authorization of a sufficient number of shares of Common Stock to allow for the conversion of all outstanding Preferred Stock, as well as all other securities convertible into or exercisable for, Common Stock. In addition, Livingston has further agreed that it shall not convert its Series C Stock prior to April 25, 2002 or exercise the Livingston Warrant prior to September 25, 2002.

         On the effective date of the Charter Amendment (as defined below), provided that such effective date occurs prior to October 30, 2002, the Series B Stock will automatically convert into 39,975,137 shares of Common Stock and will represent approximately 65.2% of the total number of outstanding shares of the Common Stock on a fully-diluted basis. The Series C Stock issued in the Merger is convertible, under certain circumstances, into 2,792,210 shares of Common Stock, subject to a right of the Registrant to redeem such stock for its liquidation value. As stated above, only 50% of the outstanding shares of the Series C Stock, are, by their terms, convertible at any time into Common Stock (with the remainder of such shares of Series C Stock being convertible into Common Stock on or after April 29, 2005).

         CKB, based in Southampton, New York, through its wholly-owned subsidiaries, CKP and Big Content, is engaged in the business of promoting boxing events and professional boxers, as well as in the creation, distribution and maintenance of media properties related to boxing. We intend to carry on CKB's business as a wholly-owned subsidiary and have relocated our executive offices to those of CKB at 1 Montauk Highway, Southampton, New York 11968.

         It is our intention, as soon as practicable and subject to all necessary regulatory filings and obtaining the necessary vote of the holders of our capital stock, to effect an amendment of our certificate of incorporation (the "Charter Amendment") in order to:

     o    Change our corporate name from Zenascent, Inc. to CKP, Inc.;

     o Delete certain information about our business purposes that is no longer accurate (namely, certain references to the Registrant's business purposes as relating to golfing equipment or apparel);

     o Increase our authorized Common Stock from 20 million shares to 100 million shares of Common Stock;

     o Reclassify our Class A Common Stock and Class B Common Stock as a single class of Common Stock;

     o Effect a reverse split of the Common Stock, as a result of which the issued and outstanding shares of Common Stock then outstanding will be combined into between 25% and 50% of the number of such issued and outstanding shares;

     o Replace our classified board of directors with an unclassified board of directors; and

     o Permit our stockholders to take action by written consent in lieu of a meeting.

         Under Delaware law, we did not need the approval of our stockholders to consummate the Merger, as the constituent corporations in the Merger were Merger Sub and CKB. We were not a constituent corporation in the Merger.

         Prior to the consummation of the Merger, Adam Goldberg served as our President and Treasurer and Steven Angel served as our Executive Vice President and Secretary. Messrs. Goldberg and Angel also served as the sole members of our Board of Directors. Effective upon the consummation of the Merger, Adam Goldberg resigned as an officer and director of the Registrant and Steven Angel resigned as Executive Vice President and Secretary of the Registrant. Mr. Angel shall continue to serve as a member of the Board of Directors. On April 30, 2002, prior to the effectiveness of Mr. Goldberg's resignation as a member of the Registrant's Board of Directors, Messrs. Goldberg and Angel, by unanimous written consent of the Board of Directors of the Registrant, (i) appointed Cedric Kushner and James DiLorenzo, then the principal stockholders and members of the Board of Directors of CKB, to fill the vacancies in the Board of Directors and serve as the directors of the Registrant until the next annual meeting of our stockholders, and (ii) elected Mr. Kushner to serve as President of the Registrant and Mr. DiLorenzo to serve as Executive Vice President, Secretary and Treasurer of the Registrant until, as applicable, their successor in such office shall have been duly elected and shall have qualified. Messrs. Kushner and DiLorenzo shall also continue to serve as the officers and directors of CKB.

         For accounting purposes, this Merger is being accounted for as a reverse merger, since the stockholders of CKB own a majority of the issued and outstanding capital stock of the Registrant, and the management team of CKB holds a majority of the management positions of the Registrant. Except as described herein under the heading "Certain Relationships and Related Transactions," no agreements exist among present or former controlling stockholders with respect to the election of the members of our board of directors or other matters. To our knowledge, no other agreements exist which might result in a change of control of the Registrant.

                  [Remainder of page intentionally left blank.]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Registrant's capital stock immediately after the Merger, by:

     o each person known to beneficially own more than five percent of any class of the Registrant's voting stock;

     o    each director and officer of the Registrant; and

     o    all directors and executive officers as a group.

         Except as otherwise noted, the Registrant believes that the persons listed below have sole investment and voting power with respect to the capital stock owned by them.



                                                        Amount and Nature
Name and Address                                          of Beneficial            Ownership
of Beneficial Owner                                       Ownership (1)         Percentage (1)
-------------------                                       -------------         --------------
Directors and Officers


Steven Angel.........................................        318,334 (2)              3.21%
    1 Montauk Highway
    Southampton, New York 11968

Cedric Kushner.......................................     33,992,359 (3)             77.68%
    1 Montauk Highway
    Southampton, New York 11968

James DiLorenzo......................................      6,275,492 (4)             39.12%
    1 Montauk Highway
    Southampton, New York 11968

All Directors and officers
as a Group (3 persons)...............................     40,586,185 (5)             80.66%


Other Shareholders

Elliot Davis.........................................       2,725,000(6)             21.82%
    c/o CSI
    7250 West Palmetto Park Road, Suite 106
    Boca Raton, Florida 33433-3439


----------------

     (1) For purposes of this table, "beneficial ownership" is determined in accordance with the Instructions to Item 403 of Regulation S-B under the Securities Act of 1933, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons have the right to acquire within 60 days are deemed to be outstanding and beneficially owned by such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Due to this method of computation and the fact that the number of shares of Common Stock issuable upon the exercise of outstanding options, warrants and preferred stock is large relative to the number of shares of common stock currently outstanding, the sum of these percentages exceeds 100%.

     (2) Consists of 35,000 shares of Common Stock and vested options that are convertible into 283,334 shares of Common Stock.

     (3) Consists of 13,493 shares of Common Stock and 339,788.66 shares of Series B Stock that are convertible into 33,978,866 shares of Common Stock.

     (4) Consists of 59,962.71 shares of Series B Stock that are convertible into 5,996,271 shares of Common Stock and 2,792.21 shares of Series C Stock that are convertible into 279,221 shares of Common Stock (Mr. DiLorenzo owns an additional 2,792.21 shares of Series C Stock, but these shares may not be converted into Common Stock prior to April 29,
          2005).

     (5) As described in Notes 2 through 4, above, consists of an aggregate of 35,000 shares of Common Stock, vested options that are convertible into 283,334 shares of Common Stock, 399,751.37 shares of Series B Stock that are convertible into 39,975,137 shares of Common Stock, and 2,792.21 shares of Series C Stock that are convertible into 279,221 shares of Common Stock.

     (6) Consists of Warrants to purchase an aggregate of 1,375,000 shares of Common Stock and 135,000 shares of Series A Stock that are convertible into 1,350,000 shares of Common Stock.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Set forth below is certain information concerning the principal terms of the reverse merger and the business of CKB and the combined company.

PRINCIPAL TERMS OF THE REVERSE MERGER

         Merger Consideration. At the Effective Time (as defined in the Merger Agreement), all shares of the issued and outstanding shares of common stock, par value $0.01 per share, of CKB (the "CKB Stock") were canceled and the holders thereof were issued securities convertible into or exercisable for our Common Stock. In particular, upon consummation of the Merger, (i) the 365 shares of CKB Stock held by Mr. Kushner were canceled and Mr. Kushner was issued 339,788.66 newly issued shares of Series B Stock, which are convertible into an aggregate of 33,978,866 shares of our Common Stock; (ii) the 70.5 shares of CKB Stock held by James DiLorenzo were canceled and Mr. DiLorenzo was issued 59,962.71 shares of Series B Stock and 5,584.42 shares of Series C Stock, which are convertible into an aggregate of 6,554,713 shares of our Common Stock; and (iii) the 24 shares of CKB Stock held by Livingston were canceled, and Livingston was issued the Livingston Warrant and 22,337.68 shares of Series C Stock, which are convertible into an aggregate of 2,233,768 shares of Common Stock.

         The Series B Stock shall be convertible into shares of Common Stock in accordance with the terms of, and the Series B Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock which was filed with the Secretary of State of the State of Delaware on April 29, 2002 (the "Series B Certificate of Designation"). Each share of our Series B Stock is convertible, at any time at the option of the holder, into 100 validly issued, fully paid and nonassessable shares of Common Stock. Holders of Series B Stock are entitled to an adjustment in the Conversion Rate (as defined in the Series B Certificate of Designation) upon specified events, including mergers, consolidations, exchange of shares, recapitalizations or reorganizations. The Series B Stock has full voting rights, with the holders thereof voting with the holders of Common Stock as a single class on an as-converted to Common Stock basis. Accordingly, each outstanding share of Series B Stock has the voting power of 100 shares of Common Stock.

         On the effective date of the Charter Amendment, provided that such effective date occurs prior to October 30, 2002, the shares of Series B Stock held by Mr. Kushner and Mr. DiLorenzo will automatically convert into 39,975,137 shares of Common Stock and will represent approximately 65.2% of the total number of outstanding shares of the Common Stock on a fully-diluted basis. The Series B Stock shall not be entitled to receive dividends unless the Registrant has not filed the Charter Amendment by October 30, 2002. In the event the Registrant does not file the Charter Amendment by such date, under certain circumstances, the holders of the Series B Stock shall be entitled to receive cumulative dividends per share at the rate of eight percent (8%) per annum of the Per Share Liquidation Preference (as defined in the Series B Certificate of Designation), which shall accrue daily from the date of issuance of the Series B Stock, and which shall be compounded quarterly.

         The Series C Stock shall be convertible into shares of Common Stock and shall be redeemable by the Registrant in accordance with the terms of, and the Series C Stock shall have those rights, preferences and designations set forth in, that certain Certificate of Designation, Preferences and Rights of Series C Convertible Redeemable Preferred Stock which was filed with the Secretary of State of the State of Delaware on April 29, 2002. Fifty percent of the outstanding shares of the Series C Stock are, by their terms, each convertible at any time into 100 validly issued, fully paid and nonassessable shares of our Common Stock (with the remainder of such shares of Series C Stock being convertible into Common Stock on or after April 29, 2005). Holders of Series C Stock are entitled to an adjustment in the Conversion Rate (as defined in the Series C Certificate of Designation) upon specified events, including mergers, consolidations, exchange of shares, recapitalizations or reorganizations. The Series C Stock has full voting rights, with the holders thereof voting with the holders of Common Stock as a single class on an as-converted to Common Stock basis. Accordingly, each outstanding share of Series C Stock has the voting power of 100 shares of Common Stock. The holders of the Series C Stock shall be entitled to receive dividends, on an as-converted basis, at any time dividends are declared and paid on our Common Stock or our Series B Stock. We may redeem any or all of the Series C Stock for the Per Share Liquidation Preference (as defined in the Series C Certificate of Designation) times the number of shares to be redeemed upon thirty (30) days prior written notice to the holder(s) thereof.

         The Livingston Warrant entitles Livingston to purchase an aggregate of 1,000,000 shares of our Common Stock at any time for a per share exercise price equal to $1.24 (the average closing bid price of our Common Stock during the ten
(10) trading days immediately preceding the consummation of the Merger). The closing bid price of our Common Stock on April 30, 2002 was $1.25. The Livingston Warrant, which will expire on April 30, 2007, has a "cashless exercise" feature as well as certain registration rights. On April 25, 2002, Livingston entered into a letter agreement with the Registrant, in which it agreed that it would not exercise the Livingston Warrant until the later of (i) September 25, 2002, and (ii) such time as our certificate of incorporation is duly amended to provide for the authorization of a sufficient number of shares of Common Stock to allow for the conversion of all securities convertible into, or exercisable for, Common Stock.

         The Merger Agreement also provides that no later than May 30, 2002, the Registrant is obligated to raise an additional $500,000 (the "Post-Merger Financing Amount"). As of the date hereof, the Registrant has already raised $381,000 of the Post-Merger Financing Amount and is in the process of consummating a private placement of its convertible notes and warrants to raise the remaining portion of the Post-Merger Financing Amount. If the Registrant does not raise the remaining portion of the Post-Merger Financing Amount, the stockholders of CKB will be entitled to receive approximately 4,600,000 million shares of our Common Stock (the "Post-Merger Financing Shares"). The Registrant believes that it will raise the Post-Merger Financing Amount and does not expect that the Post-Merger Financing Shares will be issued.

         Certain Financings. One of the conditions precedent to CKB's obligations under the Merger Agreement was that the Registrant loan at least $1,120,000 to CKP for a period of one year and at an annual interest rate of ten percent ("Pre-Merger Financial Obligation"). As also discussed in the section entitled "Principal Terms of the Reverse Merger" set forth immediately above, within 30 days following the consummation of the Merger, we are obligated to raise the Post-Merger Financing Amount.

         Since September 2001 through the date hereof, we have raised a total of $1,782,500 (the "Total Financing Amount") through the sale of convertible promissory notes and warrants to acquire our Common Stock. As of the date hereof, $1,120,000 of the Total Financing Amount was loaned to CKP to satisfy the Pre-Merger Financial Obligation and $381,000 of the Total Financing Amount has been applied to the Post-Merger Financing Amount. The remaining proceeds of the Total Financing Amount, in the amount of $281,500, were used to satisfy debt obligations and fund certain obligations related to the Merger.

         The following is a breakdown of our financing activity:

          o From September 2001 through January 2002, we raised $595,000 in gross proceeds from debt financings and issued (i) promissory notes which are convertible into approximately 618,000 shares of Common Stock, and (ii) warrants to purchase 297,500 shares of Common Stock (at an exercise price of $.50 per share) to six investors.

          o From December 2001 through April 2002, we raised $525,000 in gross proceeds from debt financings and issued (i) promissory notes which are convertible into 536,324 shares of Common Stock and (ii) warrants to purchase 262,500 shares of Common Stock (at an exercise price of $.50 per share) to sixteen investors.

          o From March 2002 through May 10, 2002, we raised $662,500 in gross proceeds from debt financings and issued (i) promissory notes which are convertible into 667,848 shares and (ii) warrants to purchase 331,250 shares of Common Stock (at an exercise price of $.50 per share) to nineteen investors.

      Merger with Big Content, Inc. Big Content is engaged in the business of acquiring, adapting, selling, licensing and marketing boxing-related programming, whether in film or other media. One of the conditions precedent to the closing of the Merger Agreement was the acquisition of Big Content by CKB (the "Big Content Merger"). On March 15, 2002, CKB satisfied this condition by filing a certificate of merger with the Secretary of State of the State of Delaware, which provided for the merger of Big Content Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CKB ("BC Newco") with and into Big Content. Following the filing of the certificate of merger, BC Newco ceased to exist and Big Content, as the surviving corporation of the Big Content Merger, became a wholly-owned subsidiary of CKB.

      In connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger (the "Big Content Merger Agreement"), dated as of March 8, 2002, by and among Big Content, BC Newco, CKB, CKP, Mackin Charitable Remainder Trust, a Florida trust ("Mackin") and Livingston, all issued and outstanding shares of common stock, par value $0.01 per share, of Big Content (the "Big Content Stock") were canceled and the holders thereof were issued the following consideration: (i) the 6,400,000 shares of Big Content Stock held by Livingston were canceled and Livingston was issued 24 shares of CKB Stock; (ii) the 2,000,000 shares of Big Content Stock held by James DiLorenzo were canceled and Mr. DiLorenzo was issued 6 shares of CKB Stock; and (iii) the 1,600,000 shares of Big Content Stock held by Mackin were canceled and Mackin was issued a 10% Senior Promissory Note issued by Boxing in the original principal amount of $1,000,000 (the "Mackin Note"). The Mackin Note is secured by certain intellectual property held by Big Content, including, among other things, a film library consisting of approximately 1,200 hours of boxing programming on various media. Interest is payable monthly and the principal is due on March 14, 2012. As additional consideration, on March 8, 2002, CKB made a payment to Livingston in the amount of $50,000.

DESCRIPTION OF THE REGISTRANT

      The Registrant was incorporated under the laws of the State of Delaware as Hippo, Inc., a golf equipment and apparel manufacturer, in February 1996. In January 1998, the Registrant changed its name to Outlook Sports Technology, Inc. to reflect a greater focus on sports product research and development operations. In the first three months of the year 2000, the Registrant changed its management team and its business mission. After a brief restructuring period, in January 2000 the Registrant appointed Adam Goldberg as its President, and Steven Angel as its Secretary and Executive Vice President. In fiscal year 2000, the Registrant launched a redefined business mission as an Internet technology and e-commerce incubator. In connection with the change in business focus, the Registrant changed its name to Fusion Fund, Inc. In December 2000, the Registrant changed its name to Zenascent, Inc. On or about February 2, 2001, the Registrant's stock began trading under the symbol "ZENA."

      From December 2000 through April 30, 2002, the Registrant was a non-operating public shell corporation with nominal assets. Following the reverse merger, the management of CKB controls the combined company and the principal stockholders of CKB are the principal stockholders of the Registrant. Upon the consummation of the reverse merger, CKB became a wholly-owned subsidiary of the Registrant, with the Registrant functioning solely as a holding company.

DESCRIPTION OF BUSINESS

      Unless otherwise indicated, or unless the context otherwise requires, all references below to the terms "Registrant," "CKB," "we," "our," "us" or "our company" shall mean the Registrant and CKB, after giving effect to the reverse merger.

OVERVIEW

    CKB was incorporated under the laws of the State of Delaware on March 5, 1999. CKB is an integrated media and entertainment company. Its primary businesses include (i) CKP, an international boxing promotional organization, and (ii) Big Content, through which CKB manages, develops, produces and markets television programming, pay-per-view programming and live events, as well licensing and selling branded consumer products.

SUBSIDIARIES AND OPERATIONS

    The Registrant's wholly-owned subsidiary, CKB, functions as a holding company for CKP and Big Content. In addition, Big Content is the parent of ThunderBox, Inc., a Delaware corporation ("ThunderBox").

    CKP. CKP manages the promotion of professional boxing events and professional boxers (it is party to all contracts with boxers who we promote). CKP provides event management that includes, among other things, securing venues/sites and coordinating promotions. It also manages boxing operations, including talent acquisition and development, matchmaking, and coordination with the sport's governing bodies. CKP acquires the rights to boxing athletes and packages those rights to television networks, venues, sponsors and other promoters. It promotes an average of 50 televised events per year viewed in approximately 100 countries each month and has promotional rights to approximately 40 of the world's top boxing athletes, including approximately 50% of the top Heavyweights. It is one of the major suppliers of boxing talent to the world's leading television networks, including HBO, Showtime, ESPN and Eurosport.

    Big Content. Big Content manages the creation, distribution (domestically and internationally), and maintenance of all media holdings, including the Company's media library of videotaped boxing events and current original television programming. Media property assets also include the following series:

    o Heavyweight Explosion: This series originated in 1994 and is one of the most successful boxing programming franchises in the world. This monthly series is the anchor program of Eurosport's boxing schedule and is seen in over 100 countries each month. It serves as CKP's "farm system" for heavyweights and has been the force behind many of the current top 20 heavyweight boxers.

    o The World Championship Series: This series debuted in 1993 and also enjoys a large monthly global television audience. There are usually six events per year distributed to leading networks worldwide.

    ThunderBox. ThunderBox, the wholly-owned subsidiary of Big Content, owns, produces and distributes "ThunderBox," a program which debuted in October 2000 and marks the return of weekly boxing on free domestic television for the first time in over twenty years. CKP promotes all of the boxers on ThunderBox. ThunderBox is centered around a sanctioned heavyweight tournament where the best young boxing prospects compete to be the next "ThunderBox Champion" and the next "Baddest Man on the Planet." The program is successfully cleared in over 50% of the U.S. broadcast market and several major corporations are advertisers and sponsors of the program. The ThunderBox experience synthesizes boxing, music, fiction, Internet and interactive elements and is intended to draw viewership from the 18-34 year old demographic segment.

MARKET OPPORTUNITY

      Boxing is one of the world's most popular spectator sports and has broad-based international appeal. The sport is an essential programming asset of many of the major television networks and has proven to be a powerful vehicle for subscription and pay television in particular. Domestically, the two leading premium networks, HBO and Showtime, use boxing as core programming. Boxing is one of the highest rated programs grouping for both of these networks. Boxing also drives the pay per view ("PPV") industry. The top 10 PPV events of all time are professional boxing matches.

COMPETITION

      Professional boxing is dominated by a handful of promoters who work with the world's leading television networks and venues. There are approximately 10 active boxing promoters(1) in the world, most of which are based in the United States. CKP's major U.S. competitors are Don King Productions, Top Rank and Main Events.

BUSINESS GROWTH STRATEGY

      The Registrant's growth plan focuses on the following two strategies:

      First, expanding our core boxing business, both domestically and internationally by: signing, developing and acquiring new boxing talent that can achieve marquee or star status and become premium cable and PPV attractions; increasing the sales of media rights, site rights, and sponsorship for existing boxing series; focusing efforts on the Spanish-speaking marketplace with programming and live events through a partnership with a Spanish-language media group; acquiring other boxing promotional companies in an effort to increase market share; extending our core-boxing brand into boxing-related merchandising through licensing arrangements with established merchandisers; creating and distributing other boxing driven content; and acquiring boxing video libraries, and

      Second, developing our presence in other entertainment and sports-driven categories (not related to boxing) under the Big Content division by: developing a digital channel; developing ancillary products in the areas of merchandising consulting services and non-boxing driven properties; consideration of corporate acquisitions of companies in the sports marketing, management (athletes, entertainers, and television production) and rights-generating businesses (other event-driven sport/entertainment products).

MATERIAL AGREEMENTS

      Consulting Agreement with Livingston. Pursuant to the terms of the Big Content Merger Agreement, on April 30, 2002, the Registrant, Big Content, CKP, CKB and Livingston entered into a Consulting Agreement (the Consulting Agreement"). For purposes of this section, CKB, together with the Registrant, Big Content and CKP are collectively referred to as the "Zenascent Companies" and CKP and Big Content are collectively referred to as the "Company." As used

____________________

(1)http:///dmoz.org/Sports/Boxing/Promotions
in this Current Report: (a) an "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, (b) "Covered Payments" shall mean all payments pursuant to (1) the Consulting Agreement (including, without limitation, the repurchase provisions discussed below), (2) the Mackin Note, (3)
section 1.4(b) of the Big Content Merger Agreement (providing for the reimbursement of Livingston and its Affiliates for certain expenses in the aggregate amount of $200,000), (4) proceeds from the sale of our Common Stock acquired pursuant to the Livingston Warrant and (5) the Distribution and Purchase Agreement described in this Current Report, (c) the "Library" shall mean the inventory of filmed boxing events owned by Big Content, (d) "Net Revenues" shall mean the total revenues received by CKP from a Boxing Transaction less the expenses incurred by CKP in respect of such Boxing Transaction (as defined below) and (e) a "Qualified Financing" shall mean any equity or debt financing received by a Zenascent Company subsequent to April 30, 2002 (other than any such financing required pursuant to the Merger Agreement).

      Pursuant to the terms of the Consulting Agreement, the Company retained Livingston to provide certain consulting services to the Company, including, but not limited to advising the Company with respect to its strategic planning and development. As compensation for its consulting services, Livingston is entitled to receive (i) a consulting fee during the term of the Consulting Agreement at the weekly rate of $5,000, (ii) a payment equal to ten percent (10%) of the Net Revenues derived by CKP, from any transaction or event related to boxing matches promoted or co-promoted by CKP (including, without limitation, lawsuit or settlement proceeds, step-aside fees and proceeds from television series, a "Boxing Transaction") which generates total revenues to CKP of at least $500,000 and (iii) a commission equal to twenty percent (20%) of the Net Revenues derived by Big Content from the sale, licensing or other exploitation of the Library.

      As further compensation for Livingston's services under the Consulting Agreement, the Registrant is required to apply 15% of the net proceeds to any of the Zenascent Companies of any Qualified Financing to the repurchase of the Series C Stock then held by the Consultant and its Affiliates at a price per share equal to the liquidation value of such Series C Stock. The Registrant's obligation to repurchase Series C Stock pursuant to the Consulting Agreement shall terminate immediately upon the receipt by Livingston and its Affiliates of an aggregate of (i) $4,300,000 in Covered Payments, if received not later than March 25, 2005 or (ii) $5,300,000 in Covered Payments, if received not later than March 25, 2012.

      The obligations of the Company and the Registrant to pay compensation or make other payments to Livingston shall terminate immediately upon the termination of the Consulting Agreement. The Consulting Agreement shall terminate immediately upon the receipt by Livingston and its Affiliates (including, but not limited to Mackin), of an aggregate of (i) $4,300,000 in Covered Payments, if received not later than March 25, 2005 or (ii) $5,300,000 in Covered Payments, if received not later than March 25, 2012. At any time following the termination of the Consulting Agreement, the Company may, at its option, acquire all shares of Series C Stock then held by Livingston and its Affiliates for an aggregate purchase price of $10.00.

      The foregoing summary of the Consulting Agreement is qualified in its entirety by the full text of the Consulting Agreement, which is attached as an exhibit to this Current Report and incorporated herein by reference.

      The Distribution and Purchase Agreement. On April 30, 2002, Cedric Kushner, James DiLorenzo and Livingston entered into a Distribution and Purchase Agreement (the "DPA"), which contains a number of restrictions on the assignment, sale, pledge, hypothecation or other encumbrance (any such transaction, a "Transfer") of capital stock of the Registrant owned by Messrs. Kushner and DiLorenzo. In particular, Messrs. Kushner and DiLorenzo may not Transfer any capital stock of the Registrant without the prior written consent of Livingston; provided that each of them may Transfer up to 50% of the shares of our capital stock then held by him if:

          (i) subject to clause (ii) below, the person making such Transfer, shall, following the consummation thereof, purchase from Livingston, to the extent then held by Livingston, shares of Series C Stock (at a price per share equal to the liquidation value of such Series C Stock) having an aggregate value equal to the following percentage of the net proceeds of such Transfer:
               (A) until such time as Livingston and its Affiliates have received an aggregate of $2,500,000 in Covered Payments, fifty percent (50%); and (B) thereafter, thirty-three percent (33%); and

          (ii) with respect to any Transfer of our Common Stock, the person making such Transfer, shall, following the consummation thereof, pay over to Livingston:

              (a) in the event the gross proceeds to such person from all of his Transfers of our Common Stock (including the subject Transfer) are greater than $10,000,000, 10% of his net proceeds from such Transfer; provided that no such payments shall be made after such time as such payments have been made in respect of $15,000,000 in such gross proceeds; and

              (b) in the event the gross proceeds to such person from all of his Transfers of our Common Stock (including the subject Transfer) are greater than $15,000,000, 15% of his net proceeds from such Transfer (but only in respect of net proceeds from such Transfer for which payments were not made as described in the previous paragraph); provided that no such payments shall be made after such time as such payments have been made in respect of $50,000,000 in such gross proceeds.

      In addition, the DPA provides that 50% of the proceeds of any cash dividends or distributions on our capital stock received by Messrs. Kushner or DiLorenzo must be applied to purchase from Livingston, at a price per share equal to the liquidation value thereof, any shares of Series C Stock then held by Livingston. The DPA also provides that, except as described above under the heading "Material Agreements - Consulting Agreement with Livingston," neither Livingston nor its Affiliates may Transfer Series C Stock to any person other than Cedric Kushner, James DiLorenzo or their respective Affiliates. Notwithstanding anything to the contrary in this section, the restrictions in the DPA described above shall terminate immediately upon the receipt by Livingston and its Affiliates of an aggregate of (1) $4,300,000 in Covered Payments, if received not later than March 25, 2005 or (2) $5,300,000 in Covered Payments, if received not later than March 25, 2012.

      The foregoing summary of the DPA is qualified in its entirety by the full text of the DPA, which is attached as an exhibit to this Current Report and incorporated herein by reference.

      Pledge and Security Agreement. On March 15, 2002, Big Content, Mackin and Livingston entered into a Pledge and Security Agreement, pursuant to which Big Content agreed to pledge and assign to Mackin and Livingston its property and assets as collateral to secure both its obligations to pay Livingston a weekly consulting fee pursuant to the terms of the Consulting Agreement and the monetary obligations of CKB to Mackin pursuant to the Mackin Note.

      The foregoing summary of the Pledge and Security Agreement is qualified in its entirety by the full text of the Pledge and Security Agreement, which is attached as an exhibit to this Current Report and incorporated herein by reference.

      Internet Partnership Group AG Agreement. On April 14, 2000, Big Content entered into a letter of intent (the "Letter of Intent") with Internet Partnership Group AG ("IPG"). Pursuant to the terms of the Letter of Intent, IPG was required to purchase a majority of the outstanding common stock of Big Content, par value $0.01 per share. The transactions set forth in the Letter of Intent were never consummated. Despite the absence of any definitive agreements relating to the transactions contemplated in the Letter of Intent, IPG claims it began to contribute and expend funds on behalf on Big Content. Between 2000 and 2001, IPG claims it expended in excess of $2,000,000 on behalf of Big Content. However, IPG did not provide Big Content with any written documentation in support of such claims or detailing the nature of its contributions. In 2001, IPG sought to withdraw itself from its relationship with, and settle its claims against, Big Content. The parties were unable to reach an agreement as to such withdrawal and settlement because, among other things, Big Content management believed that significant amount of expenses allegedly incurred by or on behalf of Big Content were unreasonable or in excess of amounts actually expended. IPG and an individual affiliated with IPG have offered to accept a 20% interest in ThunderBox, in settlement of all of its claims against Big Content. The Registrant intends to pursue such offer. There can be no assurance, however, that any such settlement will be consummated.

      Agreements with each of Investor Relations Services, Inc. and Summit Trading LimiteOn May 13, 2002, the Registrant entered into a consulting agreement (the "IRSI Consulting Agreement") with Investor Relations Services, Inc. ("IRSI"), pursuant to which IRSI agreed to provide certain public relations services for the Registrant through May 12, 2005 in exchange for 2,631,580 unregistered and restricted shares of our Common Stock.

      On May 13, 2002, the Registrant also entered into an agreement with Summit Trading Limited ("Summit"), pursuant to which Summit agreed to reimburse IRSI for all or a substantial portion of the actual out-of-pocket costs and expenses which will be incurred by IRSI in performing its services under the IRSI Consulting Agreement.

      The foregoing summary of the IRSI Consulting Agreement and the Summit Agreement is qualified in its entirety by the full text of each of the IRSI Consulting Agreement and the Summit Agreement, which are attached as an exhibit to this Current Report and incorporated herein by reference.

      Agreements with Officers, Directors and Other Management or Key Personnel. On April 18, 2002, John Yeend, the Registrant's Chief Financial Officer entered into an agreement with the Registrant, pursuant to which Mr. Yeend is entitled to receive compensation at the rate of $5,000 per week through July 19, 2002.

      The Registrant has agreed to enter into a three-year employment agreement with Steven J. Musumeci, the Registrant's Director of Corporate Development and General Counsel. Mr. Musumeci's employment agreement shall be effective as of April 1, 2002. The proposed terms of Mr. Musumeci's employment agreement include a $200,000 base salary and an option to purchase 2,000,000 shares of our Common Stock. The option shall contain a "cashless exercise" feature, demand registration rights, and shall vest pursuant to a three-year vesting period. The Registrant intends to enter into an employment agreement with Mr. Musumeci within the next two weeks.

      On May 1, 2002, Steven Angel, a director of the Registrant, entered into a three-month agreement to provide consulting services to the Registrant, in exchange for a monthly fee of $7,000.

PROPERTIES

      CKP leases office space from Mr. Kushner at 1 Montauk Highway, Southampton, New York 11968 (the "Southampton Property"). The term of the lease commenced on July 1, 2001 and expires on June 30, 2004. The annual rent is $120,000.00. CKB utilizes office space located at 58 West 58th Street in New York City that is owned by Mr. Kushner. Currently, there is no agreement relating to the use of the New York City office space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CKP leases its office facilities from a majority shareholder of the Registrant.

      CKP leases office facilities at the Southampton Property from the Registrant's President, Cedric Kushner. The Southampton lease commenced on July 1, 2001 and expires on June 30, 2004. The annual rent is $120,000.00. In addition, pursuant to the terms of the Southampton lease, CKP agreed to pay the property taxes, insurance and maintenance on the leased property. CKB utilizes office space located at 58 West 58th Street in New York City that is owned by Mr. Kushner. Currently, there is no agreement relating to the use of the New York City office space.

The Registrant's officers or other related parties have lent money to the Registrant or its subsidiaries.

      CKP owes Mr. Kushner, the Registrant's President, approximately $450,000 for accrued compensation and accrued rent as of December 31, 2001.

      In 2000, an affiliate of Livingston, Van Dyke Group, Inc., a Florida corporation ("Van Dyke"), lent $50,000 to Big Content. Pursuant to an agreement between Van Dyke and Big Content, this loan was forgiven in December 2001.

      An affiliate of Livingston, English Distribution, LLC, a Florida limited liability company, had lent $325,979 to Big Content in 2000 and 2001. Pursuant to an agreement between Big Content and English Distribution, this loan was forgiven in December 2001.

      An affiliate of Livingston, Van Dyke, holds a mortgage of approximately $330,000 on the Southampton Property.

      In 2001, an affiliate of Livingston, Chester English, lent $100,000 to CKP that has since been repaid with interest.

      Prior to joining CKB, Steven Musumeci, CKB's current Director of Corporate Development and General Counsel, had lent $125,000 to CKP, of which $75,000 has been repaid to date. The Registrant has agreed to enter into an employment agreement with Mr. Musumeci. The proposed terms of Mr. Musumeci's employment agreement are discussed under the subheading "Agreements with Officers, Directors and other Management or Key Personnel".

Miscellaneous Related Party Disclosures.

      An affiliate of Livingston, Chester English, provides services through English Distribution, LLC to Media Partners America, Inc. ("MPA"), a New York corporation. MPA sells licenses of CKP's boxing programs to foreign markets in exchange for a commission.

      John Yeend, CKB's Chief Financial Officer, is a partner in a firm, Yeend & Castaneda, LLP that provides limited financial and tax consulting services to MPA. Additionally, Yeend & Castaneda, LLP has in the past provided some limited financial and tax consulting services to an affiliate of Livingston, English Distribution, LLC.

      Steven Angel serves as the "Continuing Director" of the Registrant as that term is defined in the Merger Agreement. The Continuing Director is charged with making all of our decisions in connection with Article VII (Indemnification) of the Merger Agreement.

      We have entered into, or have agreed to enter into agreements with John Yeend, an officer of the Registrant, and Steven Angel, a member of our Board of Directors. These agreements are described under the subheading "Agreements with Officers, Directors and other Management or Key Personnel".

      We have entered into a Consulting Agreement with Livingston, a holder of Series C Stock and the holder of the Livingston Warrant. We are also parties to a Distribution and Purchase Agreement and a Pledge and Security Agreement with Livingston. The Consulting Agreement with Livingston, the Distribution and Purchase Agreement and the Pledge and Security Agreement are discussed in more detail under the heading "Material Agreements" set forth above.

LEGAL MATTERS

      On or about November 12, 2001, Golden Gloves (PTY) Limited, a boxing promoter based in Johannesburg, South Africa ("Golden Gloves"), commenced a legal action in the Supreme Court of the State of New York, County of New York against CKP and Cedric Kushner, individually. Golden Gloves alleges that CKP breached an agreement and made misrepresentations related to an agreement to share the profits related to certain fighters. While the Registrant believes it has meritorious defenses to this action, an unfavorable determination of this litigation could have a material adverse effect on the Registrant.

      On or about April 20, 2001, Adolpho Washington, a boxer, commenced a legal action in the Lake Circuit Superior Court of Crown Point, Indiana against America Presents, Ltd., Home Box Office ("HBO") and Chris Byrd, a boxer promoted by CKP. Mr. Washington alleges that America Presents breached an agreement by canceling a planned boxing bout in April 2000. He further alleges that HBO and Byrd induced America Presents to breach this agreement. HBO has joined CKP as a third party defendant related to certain separate agreements between HBO and CKP that provide for certain indemnifications. The Registrant believes that this matter will be resolved without any material adverse effect on the Registrant.

                                  RISK FACTORS

      You should carefully consider the following risks before you decide to invest in our company. If any of the following risks actually occur, our revenues, profits, results of operations, financial condition and/or future prospects may suffer. As a result, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

IT IS DIFFICULT TO EVALUATE OUR BUSINESS AND PROSPECTS BECAUSE WE HAVE A LIMITED OPERATING HISTORY AS A PUBLIC COMPANY.

      The Registrant was formed in February 1996, and from May 1998 until we completed our reverse merger transaction with CKB in April 2002, we were a public shell corporation which conducted no meaningful business operations and had no revenue. Accordingly, our limited operating history, particularly as a combined company with CKB, makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. Our future revenue and income potential are unproven as a public operating company.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE, AND OUR COMMON STOCK PRICE MAY DECREASE OR FLUCTUATE SIGNIFICANTLY.

      Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Because our operating results are difficult to predict, in some future quarters our operating results may fall below the expectations of securities analysts and investors. If this happens, the trading price of our Common Stock may fall significantly. Factors that affect our quarterly and annual operating results include, among other things, the following:

          o    our ability to establish and strengthen brand awareness;

          o    our success in promoting our boxers and boxing-related content;

          o the amount and timing of costs relating to our marketing efforts or other initiatives;

          o our ability to enter into favorable contracts with boxers, content distributors, developers, and other parties;

          o    acquisition-related costs;

          o    our ability to compete in a highly competitive market; and

          o the economic trends specifically affecting the sports and entertainment business, as well as general economic conditions in the markets we serve.

IF WE DO NOT MANAGE OUR GROWTH EFFICIENTLY, WE MAY NOT BE ABLE TO OPERATE OUR BUSINESS EFFECTIVELY.

      We expect to significantly expand our operations as a result of the consummation of our reverse merger, and we will seek additional financing to fund such expansion. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems, successfully recruit, hire and manage personnel and maintain close coordination among our boxers, technical, finance, marketing, sales and production staffs. We expect that we will need to hire additional personnel in all areas of our business during 2002. In addition, we may also need to improve our accounting systems and procedures and computer software and hardware systems in order to operate our business more effectively and manage our expansion. We also will need to manage an increasing number of complex relationships with boxers, boxing talent, strategic partners, advertisers and other third parties. Our failure to effectively manage our growth could disrupt our operations and ultimately prevent us from generating the revenue we expect.

MANY OF OUR BOXING AGREEMENTS ARE SHORT-TERM AND WE FACE THE RISK OF LOSING THEM TO COMPETITORS WITH GREATER RESOURCES.

      We believe that our future success depends in large part upon our ability to maintain our existing relationships with boxers. Our agreements with many of our boxers have a term of less than three years, and these boxers generally have the option of electing whether or not to renew their contracts upon expiration. If we become unable to provide valuable services to our existing boxers, or if we otherwise fail to maintain good relations with such boxers, they may elect to terminate or fail to renew their agreements with us. In addition, if we cannot provide adequate incentives for these boxers to remain with us, our efforts to sign new boxers may be impaired. Furthermore, historically, when boxers have achieved substantial commercial success they have sought to renegotiate the terms of their agreements. This may adversely effect our future profitability with respect to such boxers.

WE ARE DEPENDENT ON OUR BOXERS.

      Our success depends, in large part, upon our ability to recruit and retain athletic talent. We cannot assure you that we will be able to continue to identify and retain such talent in the future. Additionally, we cannot assure you that we will be able to retain our current talent when their contracts expire. Our failure to attract and retain key talent, or a serious or untimely injury to, or the death of, any of our key talent, would likely lead to a decline in the appeal of our events, which would adversely affect our ability to generate revenues.

WE PARTIALLY DEPEND UPON OUR EXISTING BOXERS TO ATTRACT NEW BOXERS.

      In order for us to sign new boxers, our principal existing boxers must remain with us and sustain their success and popularity. Our business would be adversely affected by:

          o our inability to recruit new boxers with commercial promise and to enter into production and promotional agreements with them;

          o    the loss of talent and/or popularity of our existing boxers;

          o increased competition to maintain relationships with existing boxers;

          o    non-renewals of current agreements with existing boxers; and

          o    poor performance or negative publicity of existing boxers.

IF WE FAIL TO PERFORM OUR OBLIGATIONS UNDER OUR PLEDGE AND SECURITY AGREEMENT WITH LIVINGSTON OR MACKIN, THEY MAY FORECLOSE ON THEIR SECURITY INTEREST IN OUR BOXING FILM LIBRARY ASSETS.

      Our subsidiary, Big Content, has granted a first priority security interest in certain intellectual media assets to Livingston and Mackin as collateral for our payment obligations under various agreements. If we fail to perform our obligations to Livingston or Mackin, they may seize these assets. In such event, we would lose our rights to our valuable library of boxing films. If this were to occur, our revenues, profits, results of operations, financial condition and future prospects would be materially and adversely affected.

FUTURE ACQUISITIONS OR EXPANSIONS MAY DISRUPT OUR BUSINESS OR DISTRACT OUR MANAGEMENT.

      Our core operations have consisted of marketing, promoting and distributing our live and televised boxing events. Our current strategic objectives include not only further developing and enhancing our existing business, but also entering into new or complementary businesses, such as the creation of new forms of entertainment and brands, the development of new television programming and the development of branded location-based entertainment businesses. The following risks are associated with expanding into new or complementary businesses by acquisition, strategic alliance, investment, licensing or other arrangements:

          o potential diversion of management's attention and resources from our existing business and an inability to recruit or develop the necessary management resources to manage new businesses;

          o unanticipated liabilities or contingencies from new or complementary businesses or ventures;

          o reduced earnings due to increased goodwill amortization, increased interest costs and additional costs related to the integration of acquisitions;

          o potential reallocations of resources due to the growing complexity of our business and strategy;

          o competition from companies then engaged in the new or complementary businesses that we are entering;

          o    possible additional regulatory requirements and compliance costs;

          o dilution of our stockholders' percentage ownership and/or an increase of our leverage when issuing equity or convertible debt securities or incurring debt; and

          o potential unavailability of acceptable terms, or at all, of additional financing necessary for expansion.

BECAUSE A SUBSTANTIAL PORTION OF OUR REVENUES WILL BE DERIVED FROM THE SALE OF LICENSE RIGHTS AND/OR ADVERTISING OF OUR EVENTS AND PROGRAMS, AN ECONOMIC DOWNTURN THAT RESULTED IN A REDUCTION IN DISCRETIONARY SPENDING BY CONSUMERS ON ENTERTAINMENT COULD ADVERSELY AFFECT OUR BUSINESS.

      A substantial portion of our revenues will be derived from, and our future success will be dependent upon, sales of license rights, advertising and other boxer-related merchandise. If the economy suffers a downturn or other long-term disruption, and consumers reduce their discretionary spending on entertainment-related products and services, it is likely that we would experience a decline in revenues, which would materially harm our profits, results of operations, financial condition and future prospects.

UNLESS OUR BOXERS DEVELOP A STRONG BRAND IDENTITY, OUR BUSINESS MAY NOT CONTINUE TO GROW AND OUR FINANCIAL RESULTS MAY SUFFER.

       We believe that historical growth and brand recognition are important factors not only in persuading boxers to choose us as their promoter, but also in our ability to effectively utilize the dominant marketing resources in the sports entertainment industry (television, radio, public relations, trade publications, etc.). We believe that continuing to strengthen our brand will be critical to attracting boxers. However, brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incur in building our brand.

OUR SPORTS ENTERTAINMENT OFFERINGS MAY NOT BE COMMERCIALLY SUCCESSFUL.

       We expect a significant amount of our revenue to come from the production and distribution of our events and programs, as well as the use of our events in television programs. The success of these offerings depends primarily upon their acceptance by the public, which is difficult to predict. The commercial success of an event or program depends on the quality and acceptance of competing offerings released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure-time activities, general economic conditions and other tangible and intangible factors, all of which can change quickly. Because we expect the popularity of our offerings to be a significant factor driving the growth of our company, our failure to produce events and programs with broad consumer appeal could materially harm our business and prospects for growth.

OUR FAILURE TO CONTINUE TO CREATE POPULAR EVENTS AND PROGRAMS WOULD LIKELY LEAD TO A DECLINE IN OUR ABILITY TO GENERATE REVENUES.

      The creation, marketing and distribution of our live and televised entertainment, including pay-per-view events, is the core of our business and is critical to our ability to generate revenues. Our failure to continue to create popular live events and televised programming would likely lead to a decline in our television ratings and attendance at our live events. Such a decline would adversely affect our ability to generate revenues.

WE MAY HAVE LOWER REVENUES IF WE ARE UNABLE TO SECURE APPROPRIATE ATHLETES, EVENTS AND VENUES.

      As a participant in the sports and entertainment industry, our ability to generate revenues is highly sensitive to public tastes, which are unpredictable. A change in public tastes, an increase in competition or a lack of boxer or event availability could damage our business, financial condition and results of operations. Similarly, our ability to generate revenues from live entertainment events may be limited if other competitive forms of entertainment are available. Since we rely on unrelated parties to create and perform live boxing content, any lack of availability of popular athletes, boxing venues, boxing trainers, broadcast personalities, and other performers could limit our ability to generate revenues.

THE SPORTS AND ENTERTAINMENT INDUSTRY IS EXTREMELY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST OTHER PROMOTERS, BOTH LARGE AND SMALL, FOR BOTH BOXERS AND THE PUBLIC'S ATTENTION.

       The market for the promotion and distribution of boxers, boxing events and boxing-related content is extremely competitive and rapidly changing. We face competitive pressures from numerous actual and potential competitors. Many of our competitors in the promotion business, such as Don King Productions, Top Rank and Main Events, have substantial competitive advantages over us, including longer operating histories, significantly greater financial, technical and marketing resources, greater brand name recognition; better distribution channels, larger existing customer bases; and more popular content or boxers. Similarly, the content production and distribution side of business faces competition from these sources, as well as major media concerns such as Walt Disney's ESPN network, which is actively involved in marketing its own library of boxing-related content.

       Our competitors may be able to respond more quickly to new or emerging technologies and changes in the public's tastes and devote greater resources to identify, develop and promote boxers, and distribute and sell their offerings than we can.

THE MEMBERS OF OUR MANAGEMENT TEAM MAY HAVE NO EXPERIENCE IN LEADERSHIP ROLES IN A PUBLIC COMPANY.

      Prior to our merger transaction with CKB, our management team was operating CKB as a private company. There are significant additional responsibilities that come with running a public company, including, without limitation, greatly increased disclosure obligations, restrictions on selective disclosure, and, potentially, liaison with the media and analyst community. We cannot assure you that our management team will be able to successfully discharge these additional responsibilities, and their failure to do so could have a material adverse effect on the trading price of our Common Stock and, potentially, our revenues, profits, results of operations, financial condition and future prospects.

THE LOSS OF CERTAIN KEY MANAGEMENT AND CREATIVE PERSONNEL COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

      Our future success depends to a significant extent on the continued services of our senior management, particularly Cedric Kushner and James DiLorenzo, and other key creative personnel. We do not have employment agreements with Messrs. Kushner or DiLorenzo. Moreover, do not have key-man insurance on Messrs. Kushner or DiLorenzo. The loss of Messrs. Kushner or DiLorenzo, or certain other key employees, would likely have a material and adverse effect on our business. Competition for talented personnel throughout our industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified employees in the future. We have in the past experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be adversely affected.

WE MAY BE LIABLE TO THIRD PARTIES FOR CERTAIN LICENSE RIGHTS AND OTHER CONTENT THAT WE PRODUCE AND DISTRIBUTE.

      We may be liable to third parties for certain license rights and other content that we produce and distribute. We attempt to minimize these types of liabilities by requiring representations and warranties relating to our ownership of and rights to use and distribute such material. However, alleged liability could harm our business by damaging our reputation, requiring us to incur legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business.

WE HAVE PAID NO DIVIDENDS ON OUR COMMON STOCK.

      We have paid no cash dividends on our Common Stock in the past and we do not intend to pay any such dividends in the foreseeable future. It is anticipated that we will reinvest future profits from our operations, if any, into our business and there is no assurance that we will ever pay dividends to holders of our Common Stock.

A MAJORITY OF THE VOTING POWER OF OUR STOCK IS HELD BY OUR SENIOR MANAGEMENT.

      By virtue of their collective ownership of approximately 75% of the aggregate voting power of our outstanding voting securities, Cedric Kushner, our President and James DiLorenzo, our Executive Vice President, Secretary and Treasurer, have the ability to elect all of our directors, who in turn elect all executive officers, without regard to the votes of other stockholders. Accordingly, our stockholders other than Messrs. Kushner and DiLorenzo will have extremely limited power to influence our management and operations through the election of directors or otherwise.

WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING TO MEET OUR FUTURE CAPITAL NEEDS ON TERMS ACCEPTABLE TO US, OR AT ALL.

      We currently anticipate that our available cash resources will be sufficient to meet our anticipated needs for working capital, capital expenditures and debt service payments for the next three months. If we are unable to generate sufficient cash flows from operations to meet our anticipated needs for working capital and capital expenditures, we will need to raise additional funds to promote our brand and operate and expand our business. We may be unable to obtain any required additional financing on terms favorable to us, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund our expansion, attract new boxers and promote existing boxers, create additional boxing-related content, respond to competitive pressures or take advantage of acquisition opportunities, any of which could have a material adverse effect on our business. If we raise additional funds through the issuance of equity securities, our stockholders may experience significant dilution of their ownership interest, and the newly-issued securities may have rights superior to those of our Common Stock. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends to our stockholders.

OUR PRIOR INDEPENDENT ACCOUNTANTS HAVE RAISED SUBSTANTIAL DOUBTS REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

      Since our inception in 1996 through January 31, 2002, we have incurred recurring losses of approximately $26,861,000 and have failed to generate cash from our operating activities. Additionally, at January 31, 2002, we had a shareholders' deficit of approximately $757,000 and our current liabilities exceeded current assets by approximately $759,000. These factors, among others, led our prior independent accountants, Wolinetz, Lafazan & Company, P.C., to raise substantial doubt about our ability to continue as a going concern in our most recent Annual Report on Form 10-KSB. Our continuation as a company is dependent upon our achieving sufficiently profitable operations and obtaining adequate financing to meet our near-term cash needs.

THE CONVERSION OR EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES WILL DILUTE OUR CURRENT STOCKHOLDERS' OWNERSHIP INTEREST AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

      In connection with our reverse merger transaction with CKB, we issued to the former CKB stockholders Series B and C Stock and Common Stock purchase warrants convertible or exercisable, as applicable, into an aggregate of approximately 43,800,000 shares of our Common Stock. Since September 2001, we have also been raising funds through the issuance of convertible notes. We intend to issue a total of approximately $1,782,500 in such convertible notes, which are convertible into approximately 1,822,172 shares of Common Stock. In addition, we have issued 135,000 shares of Series A Stock convertible into 1,350,000 shares of our Common Stock, 4,650,770 in additional Common Stock options and warrants, and we intend to reserve 6,000,000 additional shares of Common Stock for issuance under our proposed 2002 Stock Option Plan. Once converted into or exercised for Common Stock, all of these securities will eventually be eligible for sale in the public market. Sales of a substantial number of shares could significantly reduce the market price of our Common Stock. Moreover, such sales could make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

OUR STOCK PRICE MAY DECLINE IN THE FUTURE, AND A PUBLIC MARKET MAY NOT DEVELOP OR EXIST FOR YOU TO SELL YOUR STOCK.

      Our Common Stock is quoted on the Over-the-Counter Bulletin Board (the "OTCBB"). Prior to the reverse merger, there was a limited trading market for our shares, because we had no business operations or revenues. An active trading market may not develop in the future, or if one does develop, be sustained. If an active trading market does develop, the market price of our Common Stock is likely to be highly volatile due to, among other things, the nature of our business and because we are effectively a new public company with a limited operating history. The market price of our Common Stock may also fluctuate significantly in response to the following factors, most of which are beyond our control: variations in our quarterly operating results; changes in securities analysts estimates of our financial performance; changes in general economic conditions and in the sports and entertainment industry; changes in market valuations of similar companies; announcements by us or our competitors of significant new contracts with boxers, acquisitions, strategic partnerships or joint ventures, or capital commitments; loss of a major boxer, partner or joint venture participant or the failure to effectively exploit the Library; and the addition or loss of key managerial and creative personnel.

      The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our Common Stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

WE DO NOT YET HAVE AVAILABLE COMPLETE AND CURRENT FINANCIAL INFORMATION ABOUT OUR COMPANY AND THE MERGER WITH CKB; UNTIL SUCH INFORMATION IS MADE PUBLICLY AVAILABLE, THE LIQUIDITY AND PRICE OF OUR COMMON STOCK MAY BE MATERIALLY ADVERSELY AFFECTED.

      This Current Report does not contain our historical audited financial statements for CKB for the two years ended December 31, 2001, historical unaudited financial statements for the three months ended March 31, 2002 and 2001 and pro-forma financial statements for the three months ended March 31, 2002 and for the year ended December 31, 2001. This Current Report also does not include a complete "Management's Discussion and Analysis of Financial Condition and Results of Operations" section with respect to the foregoing.

      As permitted by SEC instructions applicable to the filing of this Current Report, we presently anticipate including such financial statements and related information in an amendment to this Current Report and filing the same with the SEC not later than 60 days from the date hereof. Until such time as we amend this Current Report to include such financial statements and related information, and we file the same with the SEC, neither investors in our Common Stock nor the public securities markets will have available to them complete and current financial information with respect to our newly combined company and historical information regarding our company prior to the Merger. Moreover, to the extent otherwise available to them, holders of our Common Stock will not (in connection with any potential or intended sale of their stock) be able to utilize the resale "safe harbor" provided by Rule 144 under the Securities Act of 1933, as amended, until such time as the foregoing financial statements and related information has been made publicly available and filed and we otherwise satisfy the "current public information" requirements of paragraph (c) of Rule
144. The absence of complete and current historical and pro forma financial information about our company at this time may materially and adversely affect the price and liquidity of our Common Stock and deter potential sales of and investments in our Common Stock.

PURCHASERS OF OUR SECURITIES MAY BE ADVERSELY AFFECTED BY THE PENNY STOCK REGULATIONS.

      As noted above, our Common Stock currently trades on the OTCBB. Unless and until our Common Stock is quoted on the Nasdaq automated quotation system or on a national securities exchange, and if and so long as the Common Stock trades below $5.00 par share, the Common Stock will continue to be deemed a "penny stock" as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") and be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. In addition, prior to effecting any penny stock transaction, the broker-dealer must provide a customer with a document that discloses the risks of investing in the penny stock market, including a description of the broker-dealer's duties to the customer and the rights and remedies available to the customer, explain the nature of "bid" and "ask" prices in the penny stock market, supply a toll-free telephone number to provide information on disciplinary histories and describe all significant terms used in such disclosure document. Consequently, the requirements of Rule 15g-9 will continue to affect the willingness of broker-dealers to sell our securities and therefore make it more difficult for our stockholders to trade our Common Stock.

WE COMPETE FOR ATTENDANCE, BROADCAST AUDIENCES AND ADVERTISING REVENUE.

      We compete for entertainment and advertising dollars with professional and college sports and with other entertainment and leisure activities. We face competition from professional and college baseball, basketball, hockey and football, among other activities, in most cities in which we hold live events. We also compete for attendance, broadcast audiences and advertising revenue with a wide range of alternative entertainment and leisure activities.

      This competition could result in a significant loss of viewers, venues, distribution channels or performers and fewer entertainment and advertising dollars spent on our form of sports entertainment, any of which could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

WE RELY ON INTELLECTUAL AND OTHER PROPERTY RIGHTS.

      We regard the protection of our copyrights, trademarks and service marks as critical to our future success, and, in particular, to are ability to create and exploit boxing-related content. We rely on a federal and international of copyright and trademark statutes, as well as contractual restrictions, to establish and protect our intellectual property and other proprietary rights in products and services. However, there can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property and proprietary rights will prove sufficient to prevent misappropriation of them, or to deter independent third-party development of similar rights which may inferring upon ours. We plan to pursue the registration of its trademarks, service marks and copyrights in the United States and internationally to the extent feasible, however, effective trademark and copyright protection may not be economically viable, and even if it is, we may not have the financial capacity in the future to protect, enforce and defend our rights against competitors with greater resources.

      It is possible that in the future, we may license some of our proprietary rights, such as trademarks or copyrighted material, to third parties. While we will attempt to ensure that the quality of our brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of our proprietary rights or reputation, which could have a materially adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

      To date, we have not been notified that our intellectual properties infringe on the proprietary rights of any third party, but there can be no assurance that third parties will not claim infringement by us with respect to the past, current or future use of these assets. Any such claim, whether meritorious or not, could be time-consuming, result in costly legal proceedings and/or settlement arrangements, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us, or at all. As a result, any such claim could have a materially adverse effect upon our revenues, profits, results of operations, financial condition and future prospects.

OUR OPERATIONS ARE AFFECTED BY GENERAL ECONOMIC CONDITIONS AND PUBLIC TASTES.

      Our operations are affected by general economic conditions, and therefore our future success is unpredictable. The demand for entertainment and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions could result in our fans or potential fans having less discretionary income to spend on our live and televised entertainment and branded merchandise, which could have an adverse effect on our business and/or prospects. Public tastes are unpredictable and subject to change and may be affected by changes in the country's political and social climate. A change in public tastes or a decline in general economic conditions may adversely affect our future success.

THE PHYSICAL NATURE OF OUR EVENTS AND EXTENSIVE TRAVEL EXPOSES OUR BOXERS AND EMPLOYEES TO RISKS.

      Our boxers and our employees who are involved in the production of those events are exposed to the risk of travel and performance-related accidents, the consequences of which may not be fully covered by insurance. The physical nature of our events exposes our boxers to the risk of serious injury or death. Although we have general liability insurance and umbrella insurance policies, and although our performers are responsible for obtaining their own health, disability and life insurance, we cannot assure you that the consequences of any accident or injury will be fully covered by insurance. Our liability resulting from any accident or injury not covered by our insurance could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

WE RELY ON CERTAIN LICENSES TO OPERATE.

      In various states in the United States and some foreign countries, athletic commissions and other applicable regulatory agencies require us to obtain promoters licenses, performers licenses, medical licenses and/or event permits in order for us to promote and conduct our live events. In the event that we fail to comply with the regulations of a particular jurisdiction, we may be prohibited from promoting and conducting our live events in that jurisdiction. The inability to present our live events over an extended period of time or in a number of jurisdictions would lead to a decline in the various revenue streams generated from our live events, which could have an adverse effect on our profits, results of operations, financial condition and future prospects.

WE HAVE EXPOSURE TO PENDING LITIGATION.

      We are currently a party to civil litigation, which, if concluded adversely to our interests, could have a material adverse effect on our profits, results of operations, financial condition and future prospects. These material legal proceedings are more fully described in this Current Report on Form 8-K in the section entitled "Legal Matters."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

      Some of the statements under "Risk Factors," "Business" and elsewhere in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following table sets forth certain information regarding the members of our board of directors and our executive officers. Each of the directors and executive officers listed below became directors and executive officers of the Registrant as a result of the "reverse merger" transaction. They each served in such capacities at CKB prior to the consummation of the Merger. The directors listed below will serve until the next annual meeting of the Registrant's stockholders.

NAME                  AGE      POSITION

Cedric Kushner        53       Chairman of the Board of Directors and President
James DiLorenzo       37       Director,  Executive  Vice  President,  Secretary
                               and Treasurer
Steven Musumeci       35       Director  of  Corporate  Development  and General
                               Counsel
John Yeend            39       Chief Financial Officer
Steven Angel          25       Director

      The principal occupations for each of the directors and executive officers of the Registrant are as follows:

     o CEDRIC KUSHNER is currently the President of the Registrant and has served as the President and Chairman of the Board of Directors of CKB since March 1999. From 1974 to 1982, Mr. Kushner was one of the premier rock `n' roll promoters in the United States. He promoted the likes of Steppenwolf, Fleetwood Mac, Bob Segar, Rod Stewart, Journey, Joni Mitchell and the Rolling Stones. Since 1982, Mr. Kushner has steadily established himself as a major force in the world of boxing. In 1996, Cedric Kushner Promotions, Ltd., was recognized as "Promoter of the Year" by International Boxing Digest (Jan. '97), Fist (Jan. '97), and Bert Sugar's Fight Game (May '98). Building his company by promoting in Europe, Africa, Asia, Latin America, as well as in the Untied States, Mr. Kushner has built a business with a global outlook. Promoting numerous world champions and top contenders, Mr. Kushner has established his company as one of the major suppliers of boxing talent to the world's media groups. Mr. Kushner is also Chairman/CEO of Cedric Kushner Promotions, Ltd.

     o JAMES DILORENZO is currently a member of the Board of Directors, the Executive Vice President, Treasurer and Secretary of the Registrant. Mr. DiLorenzo has served as a director of CKB, as well as its Executive Vice President, Treasurer and Secretary since March 15, 1999. Mr. DiLorenzo graduated from Trinity College in Hartford, Connecticut in 1986 with a Bachelors of Arts degree in history. In 1991, he joined CKP and became a partner in 1998. Mr. DiLorenzo is currently the head of all of CKP's media endeavors. He created the popular "Heavyweight Explosion" and "ThunderBox" series. Mr. DiLorenzo also manages CKP's international and domestic television distribution.

     o STEVEN MUSUMECI has been the Director of Corporate Development and General Counsel of CKB since April 1, 2002, and currently serves as our Director of Corporate Development and General Counsel. From February 2000 to May 2001, Mr. Musumeci was a Vice President in the Investment Banking Division at Robertson Stephens in London. From July 1997 to February 2000, Mr. Musumeci was a Director in the International Finance Group at BNP Paribas in New York. Prior to his time at BNP Paribas, Mr. Musumeci was an associate attorney at Clifford Chance Rogers & Wells in New York where he specialized in corporate finance and mergers and acquisitions. Mr. Musumeci earned a B.A. degree in Economics in 1988 from Boston College and a J.D. degree in 1991 from Georgetown University Law School.

     o JOHN YEEND, E.A. served as CKB's Contract CFO from April 2000 through April 2002 and as an employee of CKB since April 20, 2002. Mr. Yeend currently serves as the Registrant's Chief Financial Officer. Mr. Yeend was the Chief Executive Officer and Director of Group Management Technologies, LLC, a partner company of Newtek Capital (AMEX: NKC), from January 2001 to December 2001. Mr. Yeend has also been a Partner at Yeend & Castaneda, LLP, a full service tax firm located in Palm Beach, Florida since 1983.

     o STEVEN ANGEL has been a director of the Registrant since January 2000. In addition, Mr. Angel served as the Executive Vice President and Secretary of the Registrant from January 2000 through April 30, 2002. From 1998 through December 2000, Mr. Angel was Vice President of Power Punch Promotions. Mr. Angel received a Bachelor of Science degree in Marketing in 1998 from the University of Maryland.

EMPLOYEES

      As of May 1, 2002, we employed 13 full-time employees (including executive officers).

      Our employees are not represented by a union or other collective bargaining organization, and we have never experienced a work stoppage. We believe that our relations with our employees are good. Our boxers are independent contractors and are expected to fully comply with New York labor laws.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a): Financial Statements of Businesses Acquired. It is impracticable at this time for the Registrant to provide the financial statements of the business acquired that are required to be included herein. The Registrant undertakes to file such required financial statements as soon as practicable, but in no event later than July 15, 2002.

(b): Pro Forma Financial Information. It is impracticable at this time for the Registrant to provide the pro forma financial information that is required to be included herein. The Registrant undertakes to file such required pro forma financial information as soon as practicable, but in no event later than July 15, 2002.

(c):  Exhibits:

      2.1 Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo, was previously filed with the Securities and Exchange Commission as Exhibit 2.1 to Zenascent, Inc.'s Current Report on Form 8-K/A filed on February 27, 2002.

      2.2 Agreement and Plan of Merger, dated as of March 8, 2002, by and among Big Content, Inc., Big Content Acquisition Corp., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Mackin Charitable Remainder Trust and Livingston Investments, LLC.

      3.1 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Zenascent, Inc., filed with the Secretary of State of the State of Delaware on April 29, 2002.

      3.2 Certificate of Designation, Preferences and Rights of Series C Convertible Redeemable Preferred Stock of Zenascent, Inc., filed with the Secretary of State of the State of Delaware on April 29, 2002.

      10.1 Warrant to Purchase 1,000,000 shares of Common Stock, par value $0.01 per share, issued by Zenascent, Inc., to Livingston Investments, LLC as of April 30, 2002.

      10.2 Promissory Note, in the original principal amount of $1,000,000, dated as of March 15, 2002, by Cedric Kushner Boxing, Inc., in favor of Mackin Charitable Remainder Trust.

      10.3 Letter Agreement dated as of April 25, 2002, by and between Zenascent, Inc. and Cedric Kushner, regarding the conversion of the Series B Convertible Preferred Stock, par value $0.01 per share, of Zenascent, Inc., held by Mr. Kushner.

      10.4 Letter Agreement dated as of April 25, 2002, by and between Zenascent, Inc. and James DiLorenzo, regarding the conversion of the Series B Convertible Preferred

            Stock, par value $0.01 per share, and Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent, Inc., held by Mr. DiLorenzo.

      10.5 Letter Agreement, dated as of April 25, 2002, by and between Zenascent, Inc. and Livingston Investments, LLC, regarding the conversion of the Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent, Inc., and the exercise of the Warrant to purchase 1,000,000 shares of Common Stock, par value $0.01 per share, of Zenascent, Inc., held by Livingston Investments, LLC.

      10.6 Consulting Agreement, dated as of April 30, 2002, by and among Zenascent, Inc., Big Content, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner Boxing, Inc. and Livingston Investments, LLC.

      10.7 Distribution and Purchase Agreement, dated as of April 30, 2002, by and among Cedric Kushner, James DiLorenzo and Livingston Investments, LLC.

      10.8 Pledge and Security Agreement, dated as of March 15, 2002, by and among Big Content, Inc., Mackin Charitable Remainder Trust and Livingston Investments, LLC.

      10.9 Consulting Agreement, dated as of May 13, 2002, by and between Zenascent, Inc. and Investor Relations Services, Inc.

      10.10 Agreement, dated as of May 13, 2002, by and between Zenascent, Inc. and Summit Trading Limited.

      10.11 Consulting Agreement, dated as of May 1, 2002, by and between Zenascent, Inc. and Steven Angel.

      10.12 Form of Note and Warrant Purchase Agreement, between Cedric Kushner Promotions, Ltd. and various investors, entered into between September 2001 through January 2002.

      10.13 Form of Promissory Note, by Cedric Kushner Promotions, Ltd. and in favor of various investors, entered into between September 2001 through January 2002.

      10.14 Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between September 2001 and January 2002.

      10.15 Form of Note and Warrant Purchase Agreement, between Zenascent, Inc. and various investors, entered into between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.18 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.16 Form of Promissory Note, by Zenascent, Inc. and in favor of various investors, entered into between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as
            Exhibit 10.19 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.17 Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.20 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.18 Form of Note and Warrant Purchase Agreement, between Zenascent, Inc. and various investors, entered into between March 2002 through May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.25 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.19 Form of Promissory Note, by Zenascent, Inc. and in favor of various investors between March 2002 and May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.26 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.20 Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between March 2002 through May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.27 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      99.1 Press Release dated February 25, 2002 announcing the execution of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo ("Zenascent, Inc. Announces Amended and Restated Agreement to Merge With One of the World's Most Successful Boxing Promoters, Cedric Kushner Boxing, Inc."), was previously filed with the Securities and Exchange Commission as
            Exhibit 99.1 to Zenascent, Inc.'s Current Report on Form 8-K/A filed on February 27, 2002.

      99.2 Press Release dated March 11, 2002 announcing the execution of the Agreement and Plan of Merger, dated as of March 8, 2002, by and among Big Content, Inc., Big Content Acquisition Corp., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Mackin Charitable Remainder Trust and Livingston Investments, LLC ("Zenascent, Inc. Announces Signing of Merger Agreement Between Cedric Kushner Boxing, Inc. and Big Content, Inc.").

      99.3 Press Release dated May 1, 2002 announcing the closing of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo ("Zenascent, Inc. Announces Closing of Merger with Cedric Kushner Boxing, Inc.").

ITEM 8.     CHANGE IN FISCAL YEAR

      On May 2, 2002, the Board of Directors of the Registrant approved a change in the fiscal year of the Registrant from January 31 to December 31.

      The Registrant is accounting for the Merger as a reverse merger, and has adopted as its new fiscal year end the fiscal year end of CKB, which it acquired pursuant to the terms of the Merger Agreement.

      The Registrant does not believe it is necessary or informative to file a Quarterly Report on Form 10-Q for the Registrant's quarter ended April 30, 2002. On or prior to July 15, 2002, the Registrant intends to file an amendment to this Current Report that will include historical audited financial statements for CKB for the two years ended December 31, 2001, historical unaudited financial statements for the three months ended March 31, 2002 and 2001 and pro-forma financial statements for the three months ended March 31, 2002 and for the year ended December 31, 2001. On or about August 15, 2002, the Registrant will file a Quarterly Report on Form 10-Q for the quarter ending June 30, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ZENASCENT, INC.


                                 By: /s/ Cedric Kushner
                                     -------------------------------------------
                                     Name: Cedric Kushner
                                     Title: President


Date:  May 15, 2002



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


EXHIBIT INDEX

      2.1 Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo, was previously filed with the Securities and Exchange Commission as Exhibit 2.1 to Zenascent, Inc.'s Current Report on Form 8-K/A filed on February 27, 2002.

      2.2 Agreement and Plan of Merger, dated as of March 8, 2002, by and among Big Content, Inc., Big Content Acquisition Corp., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Mackin Charitable Remainder Trust and Livingston Investments, LLC.

      3.1 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock of Zenascent, Inc., filed with the Secretary of State of the State of Delaware on April 29, 2002.

      3.2 Certificate of Designation, Preferences and Rights of Series C Convertible Redeemable Preferred Stock of Zenascent, Inc., filed with the Secretary of State of the State of Delaware on April 29, 2002.

      10.1 Warrant to Purchase 1,000,000 shares of Common Stock, par value $0.01 per share, issued by Zenascent, Inc., to Livingston Investments, LLC as of April 30, 2002.

      10.2 Promissory Note, in the original principal amount of $1,000,000, dated as of March 15, 2002, by Cedric Kushner Boxing, Inc., in favor of Mackin Charitable Remainder Trust.

      10.3 Letter Agreement dated as of April 25, 2002, by and between Zenascent, Inc. and Cedric Kushner, regarding the conversion of the Series B Convertible Preferred Stock, par value $0.01 per share, of Zenascent, Inc., held by Mr. Kushner.

      10.4 Letter Agreement dated as of April 25, 2002, by and between Zenascent, Inc. and James DiLorenzo, regarding the conversion of the Series B Convertible Preferred

            Stock, par value $0.01 per share, and Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent, Inc., held by Mr. DiLorenzo.

      10.5 Letter Agreement, dated as of April 25, 2002, by and between Zenascent, Inc. and Livingston Investments, LLC, regarding the conversion of the Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of Zenascent, Inc., and the exercise of the Warrant to purchase 1,000,000 shares of Common Stock, par value $0.01 per share, of Zenascent, Inc., held by Livingston Investments, LLC.

      10.6 Consulting Agreement, dated as of April 30, 2002, by and among Zenascent, Inc., Big Content, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner Boxing, Inc. and Livingston Investments, LLC.

      10.7 Distribution and Purchase Agreement, dated as of April 30, 2002, by and among Cedric Kushner, James DiLorenzo and Livingston Investments, LLC.

      10.8 Pledge and Security Agreement, dated as of March 15, 2002, by and among Big Content, Inc., Mackin Charitable Remainder Trust and Livingston Investments, LLC.

      10.9 Consulting Agreement, dated as of May 13, 2002, by and between Zenascent, Inc. and Investor Relations Services, Inc.

      10.10 Agreement, dated as of May 13, 2002, by and between Zenascent, Inc. and Summit Trading Limited.

      10.11 Consulting Agreement, dated as of May 1, 2002, by and between Zenascent, Inc. and Steven Angel.

      10.12 Form of Note and Warrant Purchase Agreement, between Cedric Kushner Promotions, Ltd. and various investors, entered into between September 2001 through January 2002.

      10.13 Form of Promissory Note, by Cedric Kushner Promotions, Ltd. and in favor of various investors, entered into between September 2001 through January 2002.

      10.14 Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between September 2001 and January 2002.

      10.15 Form of Note and Warrant Purchase Agreement, between Zenascent, Inc. and various investors, entered into between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.18 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.16 Form of Promissory Note, by Zenascent, Inc. and in favor of various investors, entered into between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as
            Exhibit 10.19 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.17 Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between December 2001 through April 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.20 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.18 Form of Note and Warrant Purchase Agreement, between Zenascent, Inc. and various investors, entered into between March 2002 through May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.25 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.19 Form of Promissory Note, by Zenascent, Inc. and in favor of various investors between March 2002 and May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.26 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      10.20 Form of Warrant to purchase Common Stock, par value $0.01 per share, of Zenascent, Inc., issued to various investors between March 2002 through May 10, 2002, was previously filed with the Securities and Exchange Commission as Exhibit 10.27 to Zenascent, Inc.'s Annual Report on Form 10-KSB filed on April 29, 2002.

      99.1 Press Release dated February 25, 2002 announcing the execution of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo ("Zenascent, Inc. Announces Amended and Restated Agreement to Merge With One of the World's Most Successful Boxing Promoters, Cedric Kushner Boxing, Inc."), was previously filed with the Securities and Exchange Commission as
            Exhibit 99.1 to Zenascent, Inc.'s Current Report on Form 8-K/A filed on February 27, 2002.

      99.2 Press Release dated March 11, 2002 announcing the execution of the Agreement and Plan of Merger, dated as of March 8, 2002, by and among Big Content, Inc., Big Content Acquisition Corp., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Mackin Charitable Remainder Trust and Livingston Investments, LLC ("Zenascent, Inc. Announces Signing of Merger Agreement Between Cedric Kushner Boxing, Inc. and Big Content, Inc.").

      99.3 Press Release dated May 1, 2002 announcing the closing of the Amended and Restated Agreement and Plan of Merger, dated as of February 21, 2002, by and among Zenascent, Inc., Zenascent Newco Inc., Cedric Kushner Boxing, Inc., Cedric Kushner Promotions, Ltd., Cedric Kushner and James DiLorenzo ("Zenascent, Inc. Announces Closing of Merger with Cedric Kushner Boxing, Inc.").